Exhibit 10.64

THIS SECOND AMENDMENT TO THE MONITORING FEE AGREEMENT (as hereinafter defined) is dated as of April     , 2013 (this “Amendment”) and is by and among Intelsat S.A. (f/k/a Intelsat Global Holdings S.A.), a Luxembourg société anonyme (“Intelsat S.A.”), Intelsat (Luxembourg) S.A. (f/k/a Intelsat (Bermuda), Ltd.), a Luxembourg société anonyme (“Intelsat Luxembourg”), BC Partners Limited (“BC Partners”) and Silver Lake Management Company III, L.L.C. (“Silver Lake”) (each of Silver Lake and BC Partners, a “Sponsor” and, collectively, the “Sponsors”).

RECITALS

WHEREAS, Intelsat Luxembourg and the Sponsors are party to a Monitoring Fee Agreement, dated as of February 4, 2008, as amended on April 10, 2008 (as it may hereafter be further amended, supplemented or otherwise modified, the “Monitoring Fee Agreement”), pursuant to which the Sponsors agreed, subject to the terms and conditions set forth in the Monitoring Fee Agreement, to provide services in relation to the affairs of Intelsat Luxembourg and its subsidiaries in consideration of the payment of the fees described in the Monitoring Fee Agreement;

WHEREAS, Intelsat Luxembourg wishes to transfer, convey, assign and sell to Intelsat S.A. all of Intelsat Luxembourg’s obligations, liabilities, rights, title and interest in the Monitoring Fee Agreement, including, without limitation, the prepaid asset in the amount of $17,247,762.86 in respect of the fee paid under the Monitoring Fee Agreement for fiscal year 2013 (the “MFA Asset”); and

WHEREAS, Intelsat S.A. wishes to become a party to and be bound by the terms and conditions of the Monitoring Fee Agreement and assume and purchase all obligations, liabilities, rights, title and interest of Intelsat Luxembourg with respect to the Monitoring Fee Agreement, including, without limitation, the MFA Asset.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given them in the Monitoring Fee Agreement.

2. Assignment, Assumption and Sale.

2.1 Assignment of Monitoring Fee Agreement. Effective as of the date hereof, Intelsat Luxembourg hereby agrees to transfer, convey, assign and sell to Intelsat S.A. all of Intelsat Luxembourg’s obligations, liabilities, rights, title and interest in the Monitoring Fee Agreement, including, without limitation, the MFA Asset.

2.2 Assumption of Monitoring Fee Agreement and Obligations. Effective as of the date hereof, Intelsat S.A. hereby (a) agrees to accept the transfer, conveyance and assignment of all of Intelsat Luxembourg’s obligations, liabilities, rights, title and interest in the Monitoring Fee Agreement, including, without limitation, the MFA Asset, (b) agrees to become a party to the Monitoring Fee Agreement and (c) purchases and assumes all obligations, liabilities, rights, title and interest of Intelsat Luxembourg with respect to the Monitoring Fee Agreement, including, without limitation, the MFA Asset.

2.3. Release of Intelsat Luxembourg. Effective as of the date hereof, Intelsat S.A. and each of the Sponsors hereby releases Intelsat Luxembourg from any obligations and liabilities relating to the Monitoring Fee Agreement.

3. Amendment to Monitoring Fee Agreement. Effective as of the date hereof, all references to “Intelsat Bermuda” in the Monitoring Fee Agreement are hereby replaced with “Intelsat S.A.” Furthermore, the defined term “the Company” shall be deemed to refer to Intelsat S.A., as its legal name may be changed from time to time.

4. Consideration. In consideration for the assignment, assumption and sale referred to in Section 2 above, Intelsat S.A. hereby promises to pay Intelsat Luxembourg $17,247,762.86 on the closing date of Intelsat S.A.’s initial public offering of common shares.

5. Miscellaneous.

5.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

5.2 Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or pdf format), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

5.3 Severability. In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment which shall remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the parties’ intent.

5.4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

5.5 Submission to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY

WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6 Specific Performance. Intelsat S.A., Intelsat Luxembourg and the Sponsors hereby acknowledge and agree that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party hereto to perform any of its obligations set forth in this Amendment and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Amendment, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

5.7 Miscellaneous. Except as expressly amended hereby, the Monitoring Fee Agreement shall in all respects continue in full force and effect and the parties ratify and confirm that they continue to be bound by the terms and conditions thereof.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

INTELSAT S.A.

By:
Name:
Title:

INTELSAT (LUXEMBOURG) S.A.

By:
Name:
Title:

BC PARTNERS LIMITED

By:
Name:
Title:

SILVER LAKE MANAGEMENT COMPANY III, L.L.C.

By:
Name:
Title: